PELOTON INTERACTIVE, INC. ANNOUNCES LAUNCH OF GLOBAL REFINANCING
NEW YORK, November 9, 2026 – Peloton Interactive, Inc. ("Peloton") (NASDAQ: PTON) today announced the launch of a private offering (the "offering") of $600.0 million aggregate principal amount of senior secured notes due 2032 (the "notes") and the proposed entry into a $200.0 million five-year revolving credit facility (the “new revolving facility”).
Peloton intends to use the net proceeds from the offering, together with cash on hand, to repay all term loans outstanding under its existing $1.0 billion five-year term loan facility (the “existing term loan facility”), which will be terminated in connection with such repayment, and to pay fees and expenses related thereto. The closing of the offering is not conditioned upon the entry into the new revolving facility or the repayment of the existing term loan facility. Any remaining net proceeds will be used for general corporate purposes, which may include, among other things, repurchases of Peloton’s Class A common stock, capital expenditures, working capital, acquisitions and other business opportunities.
The notes will be senior secured obligations of Peloton, and will bear interest payable semi-annually in arrears. The interest rate and other terms of the notes are to be determined upon pricing of the offering.
The notes will only be offered and sold (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act") and (ii) outside the United States pursuant to Regulation S under the Securities Act by means of a private offering memorandum. The notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.
Safe Harbor Statement
NEW YORK, November 9, 2026 – Peloton Interactive, Inc. ("Peloton") (NASDAQ: PTON) today announced the launch of a private offering (the "offering") of $600.0 million aggregate principal amount of senior secured notes due 2032 (the "notes") and the proposed entry into a $200.0 million five-year revolving credit facility (the “new revolving facility”).
Peloton intends to use the net proceeds from the offering, together with cash on hand, to repay all term loans outstanding under its existing $1.0 billion five-year term loan facility (the “existing term loan facility”), which will be terminated in connection with such repayment, and to pay fees and expenses related thereto. The closing of the offering is not conditioned upon the entry into the new revolving facility or the repayment of the existing term loan facility. Any remaining net proceeds will be used for general corporate purposes, which may include, among other things, repurchases of Peloton’s Class A common stock, capital expenditures, working capital, acquisitions and other business opportunities.
The notes will be senior secured obligations of Peloton, and will bear interest payable semi-annually in arrears. The interest rate and other terms of the notes are to be determined upon pricing of the offering.
The notes will only be offered and sold (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act") and (ii) outside the United States pursuant to Regulation S under the Securities Act by means of a private offering memorandum. The notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About Peloton
Peloton (NASDAQ: PTON) provides members with world-class equipment, ground-breaking software, expert human instruction, and the world’s most supportive fitness community. Founded in 2012 and headquartered in New York City, Peloton has millions of members across the US, UK, Canada, Germany, Australia, and Austria.

Investor Relations Contact:
investor@onepeloton.com

Media Contact:
press@onepeloton.com